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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2003

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SIGMA-ALDRICH CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (314) 771-5765

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Item 5. Other Events

On February 11, 2003, Sigma-Aldrich Corporation issued a press release regarding, among other things, fourth quarter 2002 financial results.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release issued February 11, 2003 -- SIGMA-ALDRICH EARNINGS UP ON 7.5% SALES GROWTH. NEW INITIATIVES EXPECTED TO BOOST GROWTH IN 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 14, 2002

SIGMA-ALDRICH CORPORATION

By: /s/ Karen Miller
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued February 11, 2003 -- SIGMA-ALDRICH EARNINGS UP ON 7.5% SALES GROWTH. NEW INITIATIVES EXPECTED TO BOOST GROWTH IN 2003.

Exhibit 99.1

[Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman, President and CEO	For questions, contact:
Kirk A. Richter, Treasurer
(314) 286-8004

FOR IMMEDIATE RELEASE

February 11, 2003

SIGMA-ALDRICH (NASDAQ: SIAL) EARNINGS UP ON 7.5% Q4 SALES GROWTH.
NEW INITIATIVES EXPECTED TO BOOST GROWTH IN 2003.

HIGHLIGHTS:

Continuing Operations:

  Reported Q4 diluted EPS of $.84 includes a $.25 gain from the sale of a Milwaukee production facility and a $.02 one-time international tax benefit.
  Diluted EPS increased 14.0% to $.57 in Q4 and 9.0% to $2.30 for 2002 (excluding in both periods the sale gain and tax benefit mentioned above in 2002 and goodwill amortization in 2001 and in the total year, a $.02 Commerce Department settlement in 2002 and a $.02 one-time charge for purchased in-process research and development in 2001). Changes in currency rates added $.04 and $.01 to Q4 and 2002 diluted EPS, respectively.
  Reported and currency adjusted sales in Q4 increased 7.5 % and 3.7%, respectively.
  Major new initiatives are expected to maintain above market sales growth rates in 2003 & beyond. Currency should continue to benefit sales & EPS growth during the first half of 2003.
Discontinued (Diagnostics) Operations:
  Stronger than expected sales, coupled with reduced costs, produced net income of $.01 per diluted share in Q4, reducing full year net operating losses to $.05 per diluted share.
  The one-time charge of $63 million ($.85 per diluted share) announced in Q2 declined by $5.6 million ($.07 per diluted share) and $5.1 million ($.07 per diluted share) in Q3 and Q4, respectively, as a result of sales of product lines, as well as reduced, anticipated employee and customer separation costs related to these product lines.
  Activities to discontinue Diagnostics operations are expected to wrap up by end Q1 2003.
Financial Condition:
  Return on equity showed strong improvement to 19.5% at the end of 2002, with a revised expectation that the Company should meet its 20% goal one-year ahead of schedule in 2003.
  Working capital management reduced otherwise reportable year-end 2002 accounts receivable and inventory levels by $49 million (excluding currency effects) versus year-end 2001 levels.
  Strong cash flow from operations and working capital management lowered outstanding debt by $181 million in 2002.
OVERALL RESULTS:

Continuing Operations:

Reported sales for the Company's Scientific Research, Biotechnology and Fine Chemicals businesses combined increased 7.5% in the fourth quarter of 2002 as compared to the fourth quarter of 2001. A weaker U.S. dollar enhanced this reported quarterly sales gain by 3.8%. Thus, currency adjusted sales growth, a measure used by management to judge its controllable growth, was 3.7%. Our earlier expectation that third quarter growth rates would be maintained in the fourth quarter were not fully realized, as a sequential quarterly improvement in pricing in Q4 2002 compared to Q3 2002 matched with unit volume comparable to that of the final quarter of 2001. Reported sales growth for the full year was 8.3%, with 1.4% of that growth coming from favorable currency rate changes.

Diluted net income per share for the fourth quarter was $.84, with $.25 of this amount resulting from a gain on the sale of a major Company production facility in Milwaukee to the Wisconsin Department of Transportation to facilitate reconstruction of the Marquette Interchange section of that city's freeway system. Excluding this gain and a one-time international tax benefit of $.02 per diluted share in 2002, and goodwill amortization in 2001, fourth quarter EPS rose 14.0% to $.57 from $.50 in 2001. A $.04 currency benefit is included in fourth quarter 2002 EPS results. Full year 2002 diluted net income per share increased 9.0% to $2.30 from $2.11 in 2001, excluding the same non-recurring items noted above for the fourth quarter, as well as a $.02 Commerce Department settlement explained in our earlier earnings release for results through September 30th and a $.02 one-time charge for purchased in-process research and development in 2001. Reported full year diluted per share earnings included a $.01 currency benefit.

Discontinued (Diagnostics) Operations:

Through December 31, 2002, the Company has sold product lines representing approximately 70% of Diagnostics sales in 2001 (after reclassifying products that contributed $11 million to 2001 Diagnostics sales to the Company's Scientific Research unit in both 2001 and 2002). Efforts to sell other product lines and reduce inventories through sales to customers continue, with the expectation that all such activities will be substantially concluded by the end of Q1 2003. Sales resulting from supplying customers under contract and inventory liquidations provided diluted EPS of $.01 in the fourth quarter, reducing year-to-date operating losses to $.05 per diluted share. The $63 million ($.85 per diluted share) one-time charge recorded in Q2 was reduced to $52.3 million ($.71 per diluted share) by year-end. $5.6 million ($.07 per diluted share) and $5.1 million ($.07 per diluted share) of offsetting benefits were realized in the year's final two quarters, respectively, as a result of sales of product lines, as well as reduced, anticipated employee and customer separation costs related to these product lines. Full year after-tax cash provided by discontinuation of the Diagnostics unit increased to $32.5 million from the $20.0 million announced at the time the one-time charge was first recorded in the second quarter.

CEO's Statement:

Looking back on the results for 2002, Chairman and CEO David Harvey said: "The underlying strength of our Company enabled us to continue to achieve above market growth in sales and comparable growth in earnings against the backdrop of a sluggish worldwide economy. And the initiatives that originally accelerated our growth have served us well over the last three years. They helped us to maintain pre-tax margins at 20%+ in 2002. And I believe they will help us to achieve our 20% ROE goal a year ahead of schedule in 2003. While we are pleased with these results, we are not complacent. We announced several key organizational changes and major new initiatives in sales, marketing, operations and process improvement at the end of 2002. And we expect these to add the focus and energy needed to enable us to continue to exceed market growth rates in sales and improve profitability in 2003 and beyond."

NET INCOME ANALYSIS:

The Company's reported Q4 and full year net income and diluted earnings per share for continuing and discontinued operations, before and after currency impacts in 2002, goodwill amortization in 2001 and other one-time benefits and charges in 2002 and 2001, are summarized below:

                                                        Three Months Ended          Three Months Ended
                                                           Dec. 31, 2002               Dec. 31, 2001
                                                      ------------------------    ------------------------
                                                                     Diluted                     Diluted
                                                      Net Income     Earnings     Net Income     Earnings
                                                      (millions)     Per Share    (millions)     Per Share
                                                      ----------     ---------    ----------     ---------

Net income from continuing operations before
currency impact and goodwill amortization                $ 38.3        $ 0.53        $ 37.5        $ 0.50

Currency impact on continuing operations                    2.9          0.04             -             -

Goodwill amortization for continuing operations               -             -          (1.3)        (0.01)
                                                      ----------     ---------    ----------     ---------
Net income from continuing operations before
one-time items                                             41.2          0.57          36.2          0.49

Purchased in-process R&D                                      -             -             -             -

Department of Commerce settlement                             -             -             -             -

Gain on sale of Milwaukee facility                         18.1          0.25             -             -

One-time international tax benefit                          1.6          0.02             -             -
                                                      ----------     ---------    ----------     ---------
Reported net income from continuing operations             60.9          0.84          36.2          0.49

Net income (loss) from discontinued operations              0.8          0.01          (3.0)        (0.04)

Net gain on disposition of discontinued
operations                                                  5.1          0.07             -             -
                                                      ----------     ---------    ----------     ---------
Total reported net income                                $ 66.8        $ 0.92        $ 33.2        $ 0.45
                                                      ==========     =========    ==========     =========

                                                        Twelve Months Ended         Twelve Months Ended
                                                           Dec. 31, 2002               Dec. 31, 2001
                                                      ------------------------    ------------------------
                                                                     Diluted                     Diluted
                                                      Net Income     Earnings     Net Income     Earnings
                                                      (millions)     Per Share    (millions)     Per Share
                                                      ----------     ---------    ----------     ---------

Net income from continuing operations before
currency impact and goodwill amortization                $167.9        $ 2.29        $158.6        $ 2.11

Currency impact on continuing operations                    0.9          0.01             -             -

Goodwill amortization for continuing operations               -             -          (5.0)        (0.07)
                                                      ----------     ---------    ----------     ---------
Net income from continuing operations before
one-time items                                            168.8          2.30         153.6          2.04

Purchased in-process R&D                                      -             -          (0.8)        (0.01)

Department of Commerce settlement                          (1.8)        (0.02)            -             -

Gain on sale of Milwaukee facility                         18.1          0.24             -             -

One-time international tax benefit                          1.6          0.02             -             -
                                                      ----------     ---------    ----------     ---------
Reported net income from continuing operations            186.7          2.54         152.8          2.03

Net loss from discontinued operations                      (3.7)        (0.05)        (12.1)        (0.16)

Net loss on disposition of discontinued
operations                                                (52.3)        (0.71)            -             -
                                                      ----------     ---------    ----------     ---------
Total reported net income                                $130.7        $ 1.78        $140.7        $ 1.87
                                                      ==========     =========    ==========     =========

RESULTS FOR CONTINUING OPERATIONS (all percentage comparisons are to comparable periods in 2001):

Reported sales increased 7.5% to $296.3 million for the fourth quarter and 8.3% to $1.2 billion for the year. Ongoing price increases provided 3.7% and 3.2% of the fourth quarter and full year gain, respectively. After achieving volume gains of almost 5% during the first three quarters, fourth quarter volumes were only in-line with prior year levels, bringing full year unit volume gains to 3.7%. Reported and currency adjusted sales gains were as follows:

                         Three Months Ended     Twelve Months Ended
                         December 31, 2002       December 31, 2002
                        --------------------    --------------------
                                    Currency                Currency
                        Reported    Adjusted    Reported    Adjusted
                        --------    --------    --------    --------

Scientific Research        6.5%        2.6%        6.9%        5.4%
Biotechnology             11.0%        7.3%       12.4%       11.2%
Fine Chemicals             6.1%        2.9%        8.1%        6.5%
    Total                  7.5%        3.7%        8.3%        6.9%

After achieving targeted, currency adjusted sales growth goals of 8% in Scientific Research and 12% for both Biotechnology and Fine Chemicals in 2001 and continuing at above market growth rates early in 2002, economic uncertainties and lower demand from pharmaceutical and other commercial customers slowed growth late in 2002.

Scientific Research: Currency adjusted sales gains in the fourth quarter benefited from continued price increases of 5% that were partially offset by declining unit volume in the U.S. and more modest volume growth in international markets.

Biotechnology: After reporting increasing, sequential gains across the first three quarters of 2002, sales gains moderated in Q4. Price gains remained in line with nine month year-to-date results at 3%. Sales to U.S. customers were flat in Q4, while sales to international customers remained strong. Much of the change in the U.S. reflects reduced fourth quarter demand for synthetic DNA, offsetting the strong increases in demand for such products experienced earlier in the year. Overall percentage growth in other key life science areas remained at the mid-teen levels experienced in Q3 2002.

Web-based Research (Scientific Research and Biotechnology) Sales: Continued enhancements to the capabilities and content of the Company's web site resulted in its recognition as the #1 site in a recent survey by Bioinformatics. Electronic orders continued their steady sequential quarterly gain, increasing to 24% of our U.S. and 16% of our worldwide research sales in Q4.

Fine Chemicals: Sales growth remained in line with that experienced in the third quarter, reflecting ongoing weaker demand for custom orders from U.S. pharmaceutical customers compared to that experienced in the first half of 2002. We continue to achieve double-digit growth in international markets. Booked orders from both pharmaceutical and commercial customers, one of this unit's leading indicators of results to come, increased to levels experienced early in the year.

Overall reported pretax income from continuing operations, excluding the gain from the property sale in Milwaukee noted above, was 20.1% of sales for both the fourth quarter and full year of 2002. Excluding the Milwaukee property sale gain and the settlement with the Commerce Department from 2002 results and goodwill amortization and a one-time charge for purchased in-process research and development from 2001 results, adjusted 2002 pretax income of 20.3% of sales was also equal to that achieved in 2001. Price gains, process improvement savings and lower interest costs all benefited these results. The costs of operating our new Life Science and High Technology Center, higher insurance and employee benefit costs and the reassignment of roughly 90 former Diagnostics employees to various open positions in our continuing businesses exactly offset these benefits.

Overall, the otherwise reportable effective tax rate of 31.0% increased to 31.4% in 2002 from 30.3% in 2001, as the international tax benefit in 2002 was more than offset by the non-deductibility of the Commerce Department settlement and a higher incremental tax rate on the Milwaukee property sale.

OUTLOOK:

Currency adjusted sales are expected to continue at the growth rate achieved in 2002, with the potential to improve on this performance as our major new initiatives take hold throughout 2003. Accelerated sales growth should come from using our "One Company" approach and process improvement techniques in sales, marketing, business development and R&D. We believe this approach will enable us to better serve our customers and achieve our targeted currency adjusted internal growth rates of 8%, 12% and 12% for Scientific Research, Biotechnology and Fine Chemicals, respectively, over the longer term. Growth should come from further expansion of our sales force, the hiring of additional research scientists and the launch of the following new initiatives in four broad areas:

Sales

  Global coordination of sales efforts across all three business units
  Expansion of key account focus in major geographic markets
  Increased sales representative productivity using proven process improvement techniques
Marketing
  Expansion and spread of successful tactical marketing programs to all business units
  Improved integration between lead management and field sales representatives' activities
Business Development
  Accelerated acquisitions and in-licensing of products and technology platforms
  Increased integration with tactical R&D, sales and marketing in all three business units
Research and Development
  Improved new product selection processes
  Reduced cycle times for new product launches using proven process improvement techniques
Based on recent internal and Bioinformatics customer surveys indicating that our service, catalogs, web site and life science capabilities are well recognized in and valued by the markets we serve, management believes this validates the strategic path we have chosen and contributes to our ability to grow at above market rates. We expect to be able to increase prices in 2003 at the level achieved in 2002. At current rates of exchange, we anticipate that currency will continue to boost sales and earnings growth during the first half of the coming year. Profit improvement initiatives and lower interest costs should offset both the costs of our newly-launched initiatives and continuing employee benefit and insurance cost increases, allowing the Company to maintain pre-tax margins at just over 20%. With an effective tax rate of 31% and additional share repurchase activities, EPS from continuing operations may increase by as much as 10% in 2003. While operating our discontinued Diagnostics business has contributed $.01 per diluted share in each of the past two quarters, continuing to operate it through the first quarter of 2003 might reduce otherwise reportable diluted earnings per share by as much as $.01.

OTHER INFORMATION:

Dividend: At a meeting held today, the Company's Directors declared a quarterly cash dividend of $.09 per share, payable on March 14, 2003 to shareholders of record on February 28, 2003.

Share Repurchase: Through December 31, 2002, a total of 32.2 million shares (out of an authorized repurchase of 35 million shares) had been acquired at an average purchase price of $33.41 per share. There were 71.3 million shares outstanding at December 31, 2002. Additional shares purchased to date bring total repurchases to 32.4 million shares. The Company expects to continue share repurchases to acquire the remaining 2.6 million authorized shares, but the timing and number of shares purchased, if any, will depend upon market conditions and other factors.

Working Capital, Capital Expenditures, Debt and ROE: Working capital management initiatives continued to enhance the Company's cash position during the fourth quarter. Accounts receivable days sales outstanding of 57 at December 31, 2002 improved by three days from the prior year-end, providing more than $19 million of cash in 2002. Active inventory management programs reduced inventory levels by one month from 9.0 months on hand at year-end 2001 to 8.0 months at year-end 2002, representing a reduction in quantities of $30 million from prior year-end levels. The impact of currency rates used in valuing receivables and inventories offset roughly $13 million and $24 million, respectively, of those cash reductions. These initiatives, significantly lower capital expenditure levels, reduced tax payments related to the one-time charge for the discontinuation of Diagnostics operations and the cash received on sale of the Milwaukee property combined to generate sufficient cash flow to reduce total borrowings by $181 million in 2002 to $267 million. Our working capital initiatives are ongoing and capital expenditures for 2003 are expected to be roughly equal to the $60 million expenditure for 2002. At December 31, 2002, short-term borrowings were $90 million at a weighted average interest rate of 1.4% and long-term debt was $177 million at a weighted average interest rate of 6.5%. The Company's return on equity improved to 19.5%, with an expectation of achieving the targeted 20% return on equity in 2003, one year earlier than originally promised.

Financial Statement Audits: In June 2002, KPMG LLP replaced Arthur Andersen LLP as the Company's external auditor. As a result of our decision to discontinue Diagnostics, accounting standards require the restatement of prior period financials solely to present separate results for continuing and discontinued operations. Due to the inability of our previous external auditor to issue an opinion on such restatements, KPMG re-audited and will issue an unqualified opinion on the Company's financial statements for 2000 and 2001, as well as on its financial statements for 2002.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Sigma-Aldrich operates in 34 countries and has 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com.

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including without limitation the "Highlights," "Overall Results-Discontinued (Diagnostics) Operations," "CEO's Statement," and "Outlook" sections contained above and other statements regarding the Company's expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, the discontinuance of its Diagnostics business, including the effect on earnings from running the discontinued business as assets are held for sale, and other matters. These statements involve assumptions regarding Company operations, investments and acquisitions, conditions in the markets the Company serves and the sale of assets and actions related to the discontinuance of its Diagnostics business. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as changes in pricing and the competitive environment, other changes in the business environment in which the Company operates, changes in research funding, uncertainties surrounding government healthcare reform, government regulations applicable to the business, the impact of fluctuations in interest rates and foreign currency exchange rates, the effectiveness of the Company's further implementation of its global software systems, expectations for the discontinuance of the Diagnostics business, and the ability to retain customers, suppliers and employees. The Company does not undertake any obligation to update these forward-looking statements.

                                            SIGMA-ALDRICH CORPORATION
                                        Consolidated Statements of Income
                                     (in thousands except per share amounts)

                                                    Three Months Ended          Twelve Months Ended
                                                       December 31,                December 31,
                                                       (Unaudited)
                                                 -------------------------   -------------------------
                                                    2002          2001          2002          2001
                                                 -----------   -----------   -----------   -----------
Net sales                                        $  296,259    $  275,714    $1,206,982    $1,114,488
    Cost of products sold                           144,963       129,720       592,447       532,266
                                                 -----------   -----------   -----------   -----------
Gross profit                                        151,296       145,994       614,535       582,222
    Selling, general and administrative
      expenses                                       78,807        80,571       317,433       307,441
    Research and development expenses                10,032         9,650        40,468        37,922
    Interest, net                                     2,807         3,299        13,837        16,542
    (Gain) on sale of Milwaukee facility            (29,342)            -       (29,342)            -
    Purchased in-process research and
      development                                         -             -             -         1,200
                                                 -----------   -----------   -----------   -----------
Income from continuing operations before
  income taxes                                       88,992        52,474       272,139       219,117
    Provision for income taxes                       28,086        16,266        85,404        66,348
                                                 -----------   -----------   -----------   -----------
Net income from continuing operations                60,906        36,208       186,735       152,769
Discontinued operations:
    Net income (loss) from operations of
      discontinued business, net of taxes               738        (2,975)       (3,736)      (12,064)
    Net gain (loss) on disposition of
      discontinued operations, net of taxes           5,115             -       (52,285)            -
                                                 -----------   -----------   -----------   -----------
Net income                                       $   66,759    $   33,233    $  130,714    $  140,705
                                                 ===========   ===========   ===========   ===========

Supplemental net income information
    Net income from continuing operations        $   60,906    $   36,208    $  186,735    $  152,769
    Add back: goodwill amortization,
      net of taxes                                        -         1,291             -         5,070
                                                 -----------   -----------   -----------   -----------
    Adjusted net income from continuing
      operations                                 $   60,906    $   37,499    $  186,735    $  157,839
                                                 ===========   ===========   ===========   ===========

Weighted average number of shares
  outstanding - Basic                                71,758        73,217        72,749        74,559
                                                 ===========   ===========   ===========   ===========
Weighted average number of shares
  outstanding - Diluted                              72,362        73,771        73,412        75,175
                                                 ===========   ===========   ===========   ===========

Net income per share - Basic
    Net income from continuing operations        $     0.85    $     0.49    $     2.57    $     2.05
    Net income (loss) from operations of
      discontinued business, net of taxes              0.01         (0.04)        (0.05)        (0.16)
    Net gain (loss) on disposition of
      discontinued operations, net of taxes            0.07             -         (0.72)            -
                                                 -----------   -----------   -----------   -----------
    Net income                                   $     0.93    $     0.45    $     1.80    $     1.89
                                                 ===========   ===========   ===========   ===========

Net income per share - Diluted
    Net income from continuing operations        $     0.84    $     0.49    $     2.54    $     2.03
    Net income (loss) from operations of
      discontinued business, net of taxes              0.01         (0.04)        (0.05)        (0.16)
    Net gain (loss) on disposition of
      discontinued operations, net of taxes            0.07             -         (0.71)            -
                                                 -----------   -----------   -----------   -----------
    Net income                                   $     0.92    $     0.45    $     1.78    $     1.87
                                                 ===========   ===========   ===========   ===========

Supplemental net income per share - Diluted
    Net income from continuing operations        $     0.84    $     0.49    $     2.54    $     2.03
    Add back: goodwill amortization,
      net of taxes                                        -          0.01             -          0.07
                                                 -----------   -----------   -----------   -----------
    Adjusted net income from continuing
      operations                                 $     0.84    $     0.50    $     2.54    $     2.10
                                                 ===========   ===========   ===========   ===========

                                              SIGMA-ALDRICH CORPORATION
                                        Condensed Consolidated Balance Sheets
                                                   (in thousands)

                            December 31,  December 31,                              December 31, December 31,
                                2002         2001                                       2002        2001
                            -----------   -----------                               -----------  -----------
ASSETS                                                    LIABILITIES AND
                                                          STOCKHOLDERS' EQUITY
Cash and cash
  equivalents               $   52,382    $   37,637      Short-term debt           $   89,930   $  270,382
Accounts receivable, net       175,356       181,450      Accounts payable              69,184       59,509
Inventories                    421,368       427,094      Accrued expenses              76,730       54,281
Other current assets            45,396        35,231      Accrued income taxes          25,949       13,391
Current assets held                                       Current liabilities of
  for sale                         385        45,899        discontinued operations      3,860            -
                            -----------   -----------                               -----------  -----------
Total current assets           694,887       727,311      Total current liabilities    265,653      397,563

Property, plant and
  equipment, net               535,797       531,391
Other assets                   158,972       140,844      Long-term debt               176,805      177,700
Noncurrent assets held                                    Noncurrent liabilities        65,024       54,824
  for sale                           -        40,256      Stockholders' equity         882,174      809,715
                            -----------   -----------                               -----------  -----------
                                                          Total liabilities and
Total assets                $1,389,656    $1,439,802        equity                  $1,389,656   $1,439,802
                            ===========   ===========                               ===========  ===========

                    Condensed Consolidated Statements of Cash Flows
                                    (in thousands)

                                                              Twelve Months Ended
                                                                  December 31,
                                                          ---------------------------
                                                             2002             2001
                                                          ----------       ----------

Cash flows from operating activities:
    Net income                                            $ 130,714        $ 140,705
    Adjustments:
      Net loss from operations of discontinued
        operations                                            3,736           12,064
      Net loss on disposition of discontinued
        operations                                           52,285                -
      (Gain) on sale of Milwaukee facility                  (29,342)               -
      Depreciation and amortization                          66,326           66,452
      Purchased in-process research and development               -            1,200
      Net changes in assets and liabilities                 121,525          (54,509)
                                                          ----------       ----------
        Net cash provided by operating activities of
          continuing operations                             345,244          165,912
        Net cash provided by (used in) operating
          activities of discontinued operations               5,998           (6,823)
                                                          ----------       ----------
        Net cash provided by operating activities           351,242          159,089
                                                          ----------       ----------

Cash flows from investing activities:
    Net property additions                                  (56,562)        (106,694)
    Proceeds from sale of Milwaukee facility                 32,500                -
    Acquisitions                                                  -          (37,223)
    Proceeds from disposition of discontinued
      operations                                              6,099                -
    Other                                                    (1,235)              80
                                                          ----------       ----------
        Net cash (used in) investing activities of
          continuing operations                             (19,198)        (143,837)
        Net cash (used in) investing activities of
          discontinued operations                            (2,286)          (4,526)
                                                          ----------       ----------
        Net cash (used in) investing activities             (21,484)        (148,363)
                                                          ----------       ----------

Cash flows from financing activities:
    Net (repayment) borrowings of debt                     (181,700)         168,402
    Payment of dividends                                    (25,191)         (24,535)
    Treasury stock purchases                               (125,143)        (173,899)
    Exercise of stock options                                24,324           24,196
                                                          ----------       ----------
        Net cash (used in) financing activities            (307,710)          (5,836)
                                                          ----------       ----------

Effect of exchange rate changes on cash                      (7,303)           1,689
                                                          ----------       ----------
Net change in cash and cash equivalents                      14,745            6,579
Cash and cash equivalents at January 1                       37,637           31,058
                                                          ----------       ----------
Cash and cash equivalents at December 31                  $  52,382        $  37,637
                                                          ==========       ==========

                                            SIGMA-ALDRICH CORPORATION
                           Supplemental Financial Information - Continuing Operations
                                                 (in thousands)

                                                    Three Months Ended          Twelve Months Ended
                                                       December 31,                December 31,
                                                       (Unaudited)
                                                 -------------------------   -------------------------
                                                    2002          2001          2002          2001
                                                 -----------   -----------   -----------   -----------
Business Unit Sales

    Scientific Research                          $  175,837    $  165,030    $  712,744    $  666,755
    Biotechnology                                    67,172        60,503       269,869       240,163
    Fine Chemicals                                   53,250        50,181       224,369       207,570
                                                 -----------   -----------   -----------   -----------
        Total                                    $  296,259    $  275,714    $1,206,982    $1,114,488
                                                 ===========   ===========   ===========   ===========

                                                    Three Months Ended
                                                       December 31,
                                                 -------------------------
                                                    2002          2001
                                                 -----------   -----------
Selected Financial Information

    Property, plant and equipment
      additions, net                             $   56,562    $  106,694
    Share repurchase                                125,143       173,899